February 8, 2011

Globe Specialty Metals Announces Second Quarter Fiscal 2011 Results

New York, February 8, 2011 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announces results for the quarter ended December 31, 2010. Key points are as follows:

•
Net sales for the quarter of $155.8 million were up 13% and shipments of 59,171 MT were up 1% from the quarter ended September 30, 2010.  Sales and shipments were up 44% and 33%, respectively, from the second quarter of last year.

•
Net income attributable to GSM for the quarter was $11.7 million, compared to $2.2 million in the quarter ended September 30, 2010 and $18.5 million in the second quarter of last year, which included a $14.0 million after-tax gain on the sale of our Brazilian plant.

•
Diluted earnings per share were $0.15 for the quarter, compared to $0.03 per share in the quarter ended September 30, 2010 and $0.25 per share in the second quarter of last year, which included a $0.19 gain on the sale of our Brazilian plant. Diluted earnings per share on a comparable basis, as noted in the table below, were $0.13 per share in the second quarter, $0.08 per share in the quarter ended September 30, 2010 and $0.10 per share in the second quarter of last year.

•
Second quarter EBITDA was $26.7 million, compared to $13.9 million in our first quarter of fiscal 2011 and $36.4 million in the second quarter of last year, which included a $23.4 million gain on the sale of our Brazilian plant.

•	Cash and cash equivalents totalled $159.3 million at December 31, 2010 and total debt was $50.1 million, which included $15.0 million of bank financing for our Alloy, West Virginia joint venture.

•	All of our silicon metal and silicon-based alloy furnaces are running at capacity, subject to planned maintenance outages.

•
Our silicon-based alloy average selling price increased 10% from the quarter ended September 30, 2010, with increases in each of the four individual alloys, as the market continues to improve.  Also, our sales mix changed toward higher priced alloys.  Silicon-based alloys are largely sold under quarterly or spot agreements.

•
Our silicon metal average selling price increased by 3% from the quarter ended September 30, 2010 primarily as a result of increasing spot pricing on the small volume of shipments not made under long-term or annual fixed-price contracts.  We expect a significant increase in silicon metal average selling price in calendar 2011 as all of our below-market annual and multi-year contracts expired at the end of calendar 2010.  Silicon metal is largely sold under annual agreements.

•
During the quarter ended December 31, 2010 we had a planned maintenance outage of one furnace at our Alloy, West Virginia plant for approximately 55 days for a new shell and lining and an unplanned outage of approximately two weeks at our Bridgeport, Alabama plant.  This caused shipments in the quarter to be up only 1% from the immediately preceding quarter, which included several planned outages.  In each of the next two quarters we expect to only have one planned outage.  Our Niagara Falls, New York plant is now operating at expected production levels and we did not incur any additional start-up related costs in the quarter.

Diluted earnings per share on a comparable basis were as follows:

	FY 2011		FY 2010	Six Months
	Second Quarter	First Quarter	Second Quarter	FY 2011	FY 2010
Reported Diluted EPS	$0.15	0.03	$0.25	$0.18	0.37
Tax rate adjustment	-	0.02	-	0.02	-
Gain on sale of business	-	-	(0.19)	-	(0.19)
Niagara Falls and Selma start-up costs	-	0.03	0.03	0.03	0.03
Transaction and due diligence expenses	0.01	-	-	0.01	-
Inventory write-downs	-	-	0.01	-	0.01
Contract settlements	(0.03)	-	-	(0.03)	-
Diluted EPS, excluding above items	$0.13	0.08	$0.10	$0.21	0.22

Second quarter results were positively impacted by a net $3.3 million after-tax benefit from the settlement of long-term contracts which were partially offset by the negative impact of $0.6 million of after-tax transaction and due diligence expenses. The increase in diluted EPS, excluding the above items, from $0.08 per share in the first quarter of fiscal 2011 to $0.13 per share in the second quarter of fiscal 2011 is primarily due to improving average selling prices, particularly silicon-based alloys.

Second quarter EBITDA, excluding the items listed below, was $22.5 million. EBITDA on a comparable basis was as follows:

	FY 2011		FY 2010	Six Months
	Second Quarter	First Quarter	Second Quarter	FY 2011	FY 2010
Reported EBITDA	$26,681	13,934	$36,437	$40,615	56,083
Gain on sale of business	-	-	(23,368)	-	(22,907)
Niagara Falls and Selma start-up costs	-	3,236	3,892	3,236	3,892
Transaction and due diligence expenses	935	-	-	935	-
Inventory write-downs	-	-	685	-	617
Contract settlements	(5,125)	-	-	(5,125)	-
EBITDA, excluding above items	$22,491	17,170	$17,646	$39,661	37,685

Capital expenditures were $9.2 million in the second quarter and largely related to our planned maintenance outages at the Alloy, Niagara Falls and Selma plants. Our planned maintenance schedule and capital expenditure plans for fiscal 2011 are heavily weighted towards the first half of the fiscal year. We expect a decline in capital expenditures in our third and fourth quarters of fiscal 2011.

Globe CEO Jeff Bradley commented, “Calendar 2011 is expected to be a strong year for Globe.  Our markets continue to grow, our plants are running well and we successfully sold significant quantities of silicon metal for the year within the range of spot pricing at the time of the sale.  We are now fully focused on driving operating excellence and lowering our costs.”  Bradley continued, “As we said previously, we expect significant earnings growth in calendar 2011 as our existing low-priced silicon metal contracts expired at the end of 2010. We are also actively engaged in numerous growth opportunities, including potential acquisitions, and intend to continue to grow our business in the same disciplined fashion that has served us so well.”

Conference Call

Globe will review second quarter results during its quarterly conference call tomorrow, February 9, 2011, at 9:00 a.m. Eastern Time. The dial-in number for the call is 877-293-5491. International callers should dial 914-495-8526. Please dial in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com. Click on the February 9, 2011 Conference Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

EBITDA

EBITDA is a non-GAAP measure.

We have included EBITDA to provide a supplemental measure of our performance which we believe is important because it eliminates items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. A reconciliation of EBITDA to net income is provided in the attached financial statements.

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Income Statements
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net sales	$155,775	137,352	108,278	$293,127	213,736
Cost of goods sold	123,220	116,881	87,974	240,101	167,952
Selling, general, and administrative expenses	12,313	12,211	13,142	24,524	25,865
Research and development	13	32	77	45	115
Restructuring charges	-	-	(13)	-	(81)
Gain on sale of business	-	-	(23,368)	-	(22,907)
Operating income	20,229	8,228	30,466	28,457	42,792
Other income (expense):
Interest income	24	35	65	59	201
Interest expense, net of capitalized interest	(706)	(983)	(1,101)	(1,689)	(2,419)
Foreign exchange (loss) gain	(80)	(296)	871	(376)	3,286
Other income	322	228	199	550	192
Income before provision for income taxes	19,789	7,212	30,500	27,001	44,052
Provision for income taxes	6,143	4,354	12,568	10,497	17,951
Net income	13,646	2,858	17,932	16,504	26,101
(Income) losses attributable to noncontrolling interest, net of tax	(1,938)	(696)	602	(2,634)	875
Net income attributable to Globe Specialty Metals, Inc.	$11,708	2,162	18,534	$13,870	26,976
Weighted average shares outstanding:
Basic	75,115	74,580	74,314	74,847	72,710
Diluted	76,734	76,121	75,154	76,430	73,844
Earnings per common share:
Basic	$0.16	0.03	0.25	$0.19	0.37
Diluted	0.15	0.03	0.25	0.18	0.37

EBITDA:
Net income	$13,646	2,858	17,932	$16,504	26,101
Provision for income taxes	6,143	4,354	12,568	10,497	17,951
Net interest expense	682	948	1,036	1,630	2,218
Depreciation and amortization	6,210	5,774	4,901	11,984	9,813
EBITDA	$26,681	13,934	36,437	$40,615	56,083

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	September 30,	December 31,
	2010	2010	2009
Assets
Current assets:
Cash and cash equivalents	$159,314	159,549	252,231
Accounts receivable, net	47,585	50,594	36,673
Inventories	100,003	94,780	54,508
Prepaid expenses and other current assets	22,477	24,054	12,123
Total current assets	329,379	328,977	355,535
Property, plant, and equipment, net	226,567	224,802	188,803
Goodwill	52,074	51,988	51,836
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	8,642	8,359	8,171
Deferred tax assets	71	71	49
Other assets	3,000	3,177	2,284
Total assets	$620,210	617,851	607,155

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,843	49,823	36,505
Current portion of long-term debt	8,450	10,045	9,641
Short-term debt	936	6,219	14,013
Revolving credit agreements	15,000	-	-
Dividend payable	-	11,269	-
Accrued expenses and other current liabilities	26,890	39,273	58,974
Total current liabilities	98,119	116,629	119,133
Long-term liabilities:
Revolving credit agreements	23,000	16,000	-
Long-term debt	2,728	4,814	12,730
Deferred tax liabilities	6,645	6,645	14,549
Other long-term liabilities	17,787	18,167	14,782
Total liabilities	148,279	162,255	161,194
Stockholders’ equity:
Common stock	8	7	7
Additional paid-in capital	397,792	395,312	384,404
Retained earnings	41,362	29,654	31,636
Accumulated other comprehensive loss	(4,010)	(4,218)	(3,676)
Treasury stock at cost	(4)	(4)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	435,148	420,751	412,367
Noncontrolling interest	36,783	34,845	33,594
Total stockholders’ equity	471,931	455,596	445,961
Total liabilities and stockholders’ equity	$620,210	617,851	607,155

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net income	$13,646	2,858	17,932	$16,504	26,101
Adjustments to reconcile net income
to net cash provided by (used in) operating activities:
Depreciation and amortization	6,210	5,774	4,901	11,984	9,813
Share-based compensation	1,273	1,275	1,476	2,548	3,231
Gain on sale of business	-	-	(23,368)	-	(22,907)
Deferred taxes	-	-	(19)	-	(74)
Changes in operating assets and liabilities:
Accounts receivable, net	3,283	5,214	(2,614)	8,497	(17,079)
Inventories	(5,118)	(7,777)	(6,821)	(12,895)	2,984
Prepaid expenses and other current assets	(505)	1,527	5,221	1,022	9,413
Accounts payable	(1,955)	1,368	16,263	(587)	21,616
Accrued expenses and other current liabilities	(12,444)	4,117	(19,046)	(8,327)	(17,283)
Other	(793)	853	(2,303)	60	532
Net cash provided by (used in) operating activities	3,597	15,209	(8,378)	18,806	16,347
Cash flows from investing activities:
Capital expenditures	(9,187)	(10,124)	(5,660)	(19,311)	(9,915)
Sale of businesses, net of cash disposed	2,500	-	58,445	2,500	58,445
Working capital adjustments from acquisition of businesses, net	-	(2,038)	-	(2,038)	-
Other investing activities	-	-	(733)	-	(733)
Net cash (used in) provided by investing activities	(6,687)	(12,162)	52,052	(18,849)	47,797
Cash flows from financing activities:
Net payments of long-term debt	(3,681)	(2,153)	(11,391)	(5,834)	(16,558)
Net (payments) borrowings of short-term debt	(5,280)	(1,851)	6,384	(7,131)	7,324
Net borrowings on revolving credit agreements	22,000	-	-	22,000	-
Dividend payment	(11,269)	-	-	(11,269)	-
Proceeds from stock option exercises	1,208	3,683	-	4,891	-
Proceeds from warrants exercised	-	-	1,287	-	1,287
Proceeds from UPOs exercised	-	-	210	-	210
Sale of noncontrolling interest	-	-	98,462	-	98,462
Sale of common stock	-	-	-	-	36,456
Other financing activities	-	-	(410)	-	(937)
Net cash provided by (used in) financing activities	2,978	(321)	94,542	2,657	126,244
Effect of exchange rate changes on cash and cash equivalents	(123)	(206)	(5)	(329)	(33)
Net (decrease) increase in cash and cash equivalents	(235)	2,520	138,211	2,285	190,355
Cash and cash equivalents at beginning of period	159,549	157,029	114,020	157,029	61,876
Cash and cash equivalents at end of period	$159,314	159,549	252,231	$159,314	252,231

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$669	615	729	$1,284	1,719
Cash paid for income taxes, net	3,562	1,159	15,396	4,721	12,999

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Supplemental Statistics
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Shipments in metric tons:
Silicon metal	29,922	29,323	28,759	59,245	54,721
Silicon-based alloys	29,249	29,125	15,749	58,374	29,859
Total shipments*	59,171	58,448	44,508	117,619	84,580

Average selling price ($/MT):
Silicon metal	$2,550	2,481	2,580	$2,516	2,624
Silicon-based alloys	2,031	1,839	1,926	1,935	2,006
Total*	$2,294	2,161	2,348	$2,228	2,406
Average selling price ($/lb.):
Silicon metal	$1.16	1.13	1.17	$1.14	1.19
Silicon-based alloys	0.92	0.83	0.87	0.88	0.91
Total*	$1.04	0.98	1.07	$1.01	1.09

* Excludes by-products and other